                                                                  EXHIBIT 23.1
                                                                  ------------

                        INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of Applied Digital Solutions, Inc. and subsidiaries of our report dated February 20, 2004 (with respect to Note 17, March 1, 2004) on our audits of the consolidated financial statements of Applied Digital Solutions, Inc. and subsidiaries as of December 31, 2003 and 2002 and for each of the years in the two-year period ended December 31, 2003, and related financial statement schedules included in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.



Eisner LLP

New York, New York
April 1, 2004